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                                                                    Exhibit 23.1


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


                We have issued our report dated February 6, 2004 accompanying the consolidated financial statements included in the Annual Report of Famous Dave's of America, Inc. on Form 10-K for the year ended December 28, 2003. We hereby consent to the incorporation by reference of said report in the Registration Statements of Famous Dave's of America, Inc. on Forms S-3 (File No.'s 333-86358, 333-48492, 333-95311, 333-54562, 333-65428 & 333-73504) and
Forms S-8 (File No.'s 333-88928, 333-88930, 333-88932, 333-16299, 333-49939 &
333-49965).

/s/ GRANT THORNTON LLP



Minneapolis, Minnesota
March 29, 2004